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EXHIBIT 11.1

                             MASTER GRAPHICS, INC.
                  COMPUTATION OF NET EARNINGS PER COMMON SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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                                                            Three Months Ended        Six Months Ended
                                                                 June 30,                 June 30,
                                                             1998         1999        1998         1999
                                                          -----------  ----------  -----------  ----------
Net earnings (loss)                                       $      734     ($2,122)  $    1,177     ($1,369)
Less preferred stock dividends                                   (28)        (28)         (28)        (58)
Less accretion of preferred stock discount                       (29)        (30)         (29)        (60)
                                                          ----------   ---------   ----------   ---------
Net earnings (loss) applicable to common shares --
  before extraordinary loss                                      677      (2,180)       1,120      (1,487)
Extraordinary loss                                            (2,098)          0       (2,098)          0
                                                          ----------   ---------   ----------   ---------
  Net loss applicable to common shares                       ($1,421)    ($2,180)       ($978)    ($1,487)
                                                          ==========   =========   ==========   =========

Basic:
  Weighted average common shares outstanding               4,841,023   7,923,026    4,422,835   7,909,000
                                                          ==========   =========   ==========   =========
  Basic earnings (loss) per share --
     before extraordinary loss                            $     0.14      ($0.28)  $     0.25      ($0.19)
  Basic extraordinary loss per share                           (0.43)       0.00        (0.47)       0.00
                                                          ----------   ---------   ----------   ---------
     Basic loss per share                                     ($0.29)     ($0.28)      ($0.22)     ($0.19)
                                                          ==========   =========   ==========   =========

Diluted:
  Net earnings (loss) applicable to common shares         $      677     ($2,180)  $    1,120     ($1,487)
  Plus deferred compensation provision                            15           0           30           0
                                                          ----------   ---------   ----------   ---------
  Net earnings (loss) applicable to common shares --
  before extraordinary loss                                      692      (2,180)       1,150      (1,487)
  Extraordinary loss                                          (2,098)          0       (2,098)          0
                                                          ----------   ---------   ----------   ---------
     Net loss applicable to common shares                    ($1,406)    ($2,180)       ($948)    ($1,487)
                                                          ==========   =========   ==========   =========

Weighted average common shares outstanding                 4,841,023   7,923,026    4,422,835   7,909,000
Assumed exercise of lender warrants                          243,443     220,000      231,786     220,000
Assumed exercise of the stock option clause in the
  deferred compensation agreements                           100,000           0      100,000           0
                                                          ----------   ---------   ----------   ---------
                                                           5,184,466   8,143,026    4,754,621   8,129,000
                                                          ==========   =========   ==========   =========
  Diluted earnings (loss) per share --
     before extraordinary loss                            $     0.13      ($0.27)  $     0.24      ($0.18)
  Diluted extraordinary loss per share                         (0.40)       0.00        (0.44)       0.00
                                                          ----------   ---------   ----------   ---------
     Diluted loss per share                                   ($0.27)     ($0.27)      ($0.20)     ($0.18)
                                                          ==========   =========   ==========   =========
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